UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2011

GENVEC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24469	23-2705690
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 West Watkins Mill Road, Gaithersburg, Maryland	20878
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(240) 632 0740

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

At a Special Meeting of Stockholders of GenVec, Inc. (the “Company”), held on April 5, 2011 (the “Special Meeting”), the Company’s stockholders approved a proposal authorizing the amendment of the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split of its outstanding common stock at a ratio of one-for-ten and to reduce the total number of authorized shares of common stock of the Company to 30,000,000 (the “Proposal”). A description of the Proposal is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 4, 2011 (the “Proxy Statement”).

As of February 18, 2011, the date of record for determining the Company stockholders entitled to vote on the Proposal, there were 129,172,226 shares of Company common stock issued and outstanding and entitled to vote at the Special Meeting. At the meeting, the holders of 103,872,081 shares of the Company's issued and outstanding common stock were represented in person or by proxy, constituting a quorum. The Proposal is described in detail in the Proxy Statement. The vote results detailed below represent final results as certified by the Inspector of Elections.

The Proposal was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker non-votes
64,685,615	38,816,539	369,927	0

Section 8 – Other Events

Item 8.01 Other Events

As disclosed in Item 5.07 above, the Company’s stockholders approved a proposal authorizing an amendment to the Charter to effect a reverse stock split of the Company’s outstanding shares of common stock at a ratio of one-for-ten (the “Reverse Stock Split”) and to reduce the total number of authorized shares of common stock of the Company to 30,000,000 (the “Authorized Share Reduction”). The Company expects that the Reverse Stock Split will be effective with respect to stockholders of record at the close of business on April 18, 2011 and that trading of the Company’s common stock on the NASDAQ Capital Market will begin on a split-adjusted basis at the opening of trading on April 19, 2011. As a result of the Reverse Stock Split, each ten shares of common stock will be combined into one share of common stock and the total number of shares of common stock outstanding will be reduced from approximately 129.1 million shares to approximately 12.9 million shares. Stockholders will receive cash in lieu of any fraction of a share that stockholders would otherwise be entitled to receive as a result of the Reverse Stock Split.

On April 5, 2011, the Company issued a press release announcing the results of the Special Meeting and the anticipated timing of the Reverse Stock Split.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit 99.1	GenVec, Inc. press release dated April 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENVEC, INC.

Date: April 8, 2011	By:	/s/ DOUGLAS J. SWIRSKY
Douglas J. Swirsky
Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

EXHIBIT INDEX

99.1	GenVec, Inc. press release dated April 5, 2011.